                                                                    Exhibit 3.32

                            Articles of Incorporation
                                       of
                              PLEASURE BOATS, INC.,
                              a Nevada corporation

     I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                                ARTICLE I - NAME

     The name of the corporation is:

          PLEASURE BOATS, INC.

                 ARTICLE II - RESIDENT AGENT & REGISTERED OFFICE

     Section 2.01 Resident Agent. The name and address of the resident agent for
                  --------------
service of process is:

          John R. McMillan, Esq.
          2300 Paseo Del Prado, #C-104
          Las Vegas, Nevada 89102

     Section 2.02 Registered Office. The address of its registered office is:
                  -----------------

          2300 Paseo Del Prado, #C-104
          Las Vegas, Nevada 89102

     Section 2.03 Other Offices. The Corporation may also maintain offices for
                  -------------
the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meeting of directors and stockholders held outside the State of Nevada shall have the same effect as if held in the State of Nevada.

                          ARTICLE III - SHARES OF STOCK

     The amount of the total authorized capital stock of this corporation is Twenty-Five Thousand (25,000) shares with no par value. All such stock shall be designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

     The Board of Directors may issue such shares of Common stock in one or more series, at such price and in such number of each series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as permitted by Nevada law and as stated in the resolution or resolutions adopted by them.

                             ARTICLE IV - DIRECTORS

     Section 4.01 Governing Board. The members of the governing board of the
                  ---------------
Corporation shall be styled as Directors.

     Section 4.02 Initial Board of Directors. The initial Board of Directors
                  --------------------------
shall consist of three (3) members. The names and address of the initial members of the Board of Directors are as follows:

          John H. Midby             2300 Paseo Del Prado, #C-104
                                    Las Vegas, Nevada 89102

          Daniel F. Byron           2300 Paseo Del Prado, #C-104
                                    Las Vegas, Nevada 89102

          Herman R. Eminger         2300 Paseo Del Prado, #C-104
                                   Las Vegas, Nevada 89102

     These individuals shall serve as Directors until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

     Section 4.03 Change in Number of Directors. The number of specific or total
                  -----------------------------
directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

                            ARTICLE V - INCORPORATOR

     The name and address of the incorporator is:

          John R. McMillan, Esq.
          2300 Paseo Del Prado, #C-104
          Las Vegas, Nevada 89102

                 ARTICLE VI - DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                             ARTICLE VII - INDEMNITY

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding until such time as it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, for any and all services or conduct rendered on behalf of the Corporation during such director's, officer's, employee's or agent's tenure with the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

                           ARTICLE VIII - AMENDMENTS

     This Board of Directors reserves the right to amend, alter, change or repeal any provision contained in these Article of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of July, 1993, hereby declaring and certifying that the facts stated hereinabove are true.


                                                   /s/ John R. McMillan
                                                   -----------------------------
                                                   John R. McMillan, Esq.
                                                   Incorporator

STATE OF NEVADA )
                ) ss.
COUNTY OF CLARK )

     On this 22nd day of July, 1993, personally appeared before me, a Notary Public, John R. McMillan, Esq., Incorporator, who acknowledged to me that he executed the foregoing instrument for and on behalf of PLEASURE BOATS, INC.


[Seal]                                             /s/ Illegible
                                                   -----------------------------
------------------------------------               NOTARY PUBLIC in and for said
                 NOTARY PUBLIC                     County and State
                STATE OF NEVADA
   [LOGO]       County of Clark
                 WENDY L GUTE
My Appointment Expires March 8, 1996
------------------------------------

CERTIFICATE OF ACCEPTANCE - Page 5

                               Filing fee: 75.00                Receipt # C91477

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (Before Payment of Capital or Issuance of Stock)

                                                Filed by:
                                                GOLD RIVER'S SPIRIT OF ST. LOUIS
                                                RESORT, INC.
                                                2330 PASEO DEL PRADO #104
                                                LAS VEGAS, NV 89102

     John R. McMillan, Esq.             and                N/A
    -----------------------                      --------------------
      Name of Incorporator                       Name of Incorporator

certify that:

     1. They constitute at two-thirds of the original Incorporators of Pleasure Boats, Inc. a Nevada corporation.

     2. The original Articles were filed in the Office of the Secretary of State on July 26, 1993.

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. They hereby adopt the following amendments to the articles of Incorporation of this corporation:

     Article I is amended to read as follows:

                                ARTICLE I - NAME

     The name of corporation is:

          GOLD RIVER'S SPIRIT OF ST. LOUIS RESORT, INC.


                                                        /s/ John R. McMillan
                                                        ------------------------
                                                               Signature

                                                        John R. McMillan

                                                                  N/A
                                                        ------------------------
                                                               Signature

State of Nevada  )
                 ) ss.
County of Clark  )

     On September 13, 1993, personally appeared before me, a Notary Public, John
R. McMillan who acknowledged that they executed the above instrument.


                                                        /s/ Marlene C. Kochevar
                                                        ------------------------
                                                           Signature of Notary

------------------------------------
                   NOTARY PUBLIC
                  STATE OF NEVADA
[LOGO]            County of Clark
                Marlene C. Kochevar
My Appointment Expires June 10, 1997
------------------------------------

                               (After Issuance of Stock)               Filed by:

                  GOLD RIVER'S SPIRIT OF ST. LOUIS RESORT, INC.
                  ---------------------------------------------
                               Name of Corporation

     We the undersigned   John H. Midby, President  and
                        ---------------------------
                        President or Vice President

Herman R. Eminger, Secretary/Treasurer of
--------------------------------------
Secretary or Assistant Secretary

Gold River's Spirit of St. Louis Resort, Inc.,
----------------------------------------------
            Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 13th day of November, 1993, adopted a resolution to amend the original articles as follows:

     Article I is hereby amended to read as follows:

                                ARTICLE I - Name

     The name of the corporation is:

          GOLD RIVER'S BOONVILLE RESORT, INC.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 25,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                 /s/ John H. Midby
                                                 -------------------------------
                                                 President or Vice President
                                                 John H. Midby, President


                                                 /s/ Herman R. Eminger
                                                 -------------------------------
                                                 Secretary or Assitant Secretary
                                                 Herman R. Eminger, Secretary

State of Nevada )
                ) ss.
County of Clark )

     On November 13th, personally appeared before me, a Notary Public,
John H. Midby, President, and Herman R. Eminger Secretary, who acknowledged
----------------------------------------------------------
      Names of Persons Appearing and Signing Document

that they executed the above instrument


                                                        /s/ Marlene C. Kochevar
                                                        ------------------------
                                                           Signature of Notary

------------------------------------
                   NOTARY PUBLIC
                  State of Nevada
[LOGO]            County of Clark
                Marlene C. Kochevar
My Appointment Expires June 10, 1997
------------------------------------

================================================================================
No. F00385824

                                STATE OF MISSOURI

                                    [GRAPHIC]

                             Rebecca McDowell Cook
                               Secretary of State

                              CORPORATION DIVISION
                        AMENDED CERTIFICATE OF AUTHORITY
                            OF A FOREIGN CORPORATION

WHEREAS,

     DAVIS GAMING BOONVILLE, INC.

Formerly,

     GOLD RIVER'S BOONVILLE RESORT, INC.

Incorporated under the laws of the State of Nevada and now in existence and in good standing in said State, and qualified to transact business in Missouri has delivered to me, duly authenticated evidence of an amendment to its Articles of Incorporation as provided by law, and has, in all respects, complied with the requirements of the The General and Business Corporation Law of Missouri, governing Amendments to the Articles of Incorporation of Foreign Corporations and in accordance therewith issue this Certificate of Amendment.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, On this, the 5th day FEBRUARY 1996

                                                                       [GRAPHIC]


     /s/ Rebecca McDowell Cook
     -------------------------
          Secretary of State

$25.00
================================================================================

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                       GOLD RIVER'S BOONVILLE RESORT, INC.

     We the undersigned, Marvin Davis, President and Gregg Davis, Secretary of Gold River's Boonville Resort, Inc. do hereby certify:

     That the Board of Directors of said corporation adopted a resolution by written consent dated as of January l6, 1996 to amend said corporation's Articles of Incorporation, as follows:

     Article I is hereby amended to read as follows:

                                "ARTICLE I - NAME

     The name of the corporation is:

          DAVIS GAMING BOONVILLE, INC."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 23,375; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                  /s/ Marvin Davis
                                                  ------------------------------
                                                  Marvin Davis, President


                                                  /s/ Gregg Davis
                                                  ------------------------------
                                                  Gregg Davis, Secretary

================================================================================
No. F00385824

                                STATE OF MISSOURI

                                    [GRAPHIC]

                              Rebecca McDowell Cook
                               Secretary of State

                              CORPORATION DIVISION
                        AMENDED CERTIFICATE OF AUTHORITY
                            OF A FOREIGN CORPORATION

WHEREAS,

     IOC - BOONVILLE, INC.

Formerly,

     DAVIS GAMING BOONVILLE, INC.

incorporated under the laws of the State of NEVADA and now in existence and in good standing in said State, and qualified to transact business in Missouri has delivered to me, duly authenticated evidence of an amendment to its Articles of Incorporation as provided by law, and has, in all respects, complied with the requirements of the The General and Business Corporation Law of Missouri governing Amendments to the Articles of Incorporation of Foreign Corporations and in accordance therewith issue this Certificate of Amendment.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 16th day of MAY, 2000.

                                                                       [GRAPHIC]


     /s/ Rebecca McDowell Cook
     -------------------------
          Secretary of State

$25.00
================================================================================

                                                               State of Missouri
                                       Rebecca McDowell Cook, Secretary of State

[GRAPHIC] Corporations Division            James C. Kirkpatrick
          P.O. Box 778, Jefferson          State Information Center
          City, MO 65102                   600 W. Main Street, Rm 322,
                                           Jefferson City, MO 65101

                    Application for an Amended Certificate of
                       Authority for a Foreign Corporation
                 (Submit in duplicate with filing fee of $25.00)

The below corporation, relating to amending its certificate of authority of Foreign Corporation, does hereby state:

(1) Its name is: Davis Gaming Boonville, Inc. and is incorporated in the state of: Nevada; and it was qualified in the State of Missouri on
     September 16, 1993.
     ------------------
      (month/day/year)

(2)  By appropriate corporate action on:  May 3, 2000, the corporation:
                                        -------------
                                       (month/day/year)

     (1)  Changed its corporate name to: IOC - Boonville, Inc.

          Name it will use in Missouri if new name not available:--------------

     (2)  Changed its period of duration to: -----------------------------

     (3)  Changed the state or country of its incorporation to:-----------------

(3) There is attached hereto a Certificate of the Secretary of State of the State of Nevada relating to the amendment(s), set forth in item 2 above and showing that the Corporation is in existence and in good standing in said State.

(4) The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows: -------------------------------------
             -------------------------------------------------------------------
             (Date may not be more than 90 days after the filing date in this office)

     In affirmation thereof, the facts stated above are true.

     /s/ Allan B. Solomon   Allan B. Solomon  Executive Vice President  May 11, 2000
     --------------------------------------------------------------------------------
     (Authorized Signature)  (Printed Name)         (Title)            (month/day/year)

     Attached is an original current certificate attesting to the change, duly authenticated by the secretary of state or other official having custody of corporate records in the state or country of incorporation.

       DEAN HELLER                       ---------------------------
       Secretary of State                      Certificate of
[GRAPHIC]                                         Amendment
       101 North Carson Street, Suite 3  (PURSUANT TO NRS 78.385 and
       Carson City, Nevada 89701-4786              78.380)
       (775) 584 5708                    ---------------------------
       -------------------------------------------------------------
       Important: Read attached instructions before completing form.
--------------------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
             ------------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1. Name of Corporation: Davis Gaming Boonville, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     (A) The name of the corporation set forth in Article I is "IOC - Boonville, Inc."

     (B) The members of the Board of Directors set forth in Article IV are as follows: Bernard Goldstein, John M. Gallaway and Allan B. Solomon. The address of each is: c/o Isle of Capri Casinos, Inc., 2200 Corporate Boulevard N.W., Suite 310, Boca Raton, Florida 33431

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: unanimous.

4. Signatures (Resulted):


/s/ Illegible                                       /s/ Illegible
---------------------------                         ---------------------------
President or Vice President           and           Secretary or Asst. Secretary

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.